Exhibit 99.2

Supplemental Materials Lender Processing Services Third Quarter 2010

Forward-Looking Statements This presentation contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical facts, including statements about our beliefs and expectations. Forward-looking statements are based on management's beliefs, as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: our ability to adapt our services to changes in technology or the marketplace; the impact of adverse changes in the level of real estate activity on demand for certain of our services; our ability to maintain and grow our relationships with our customers; the effects of our substantial leverage on our ability to make acquisitions and invest in our business; the level of scrutiny being placed on participants in the foreclosure process; changes to the laws, rules and regulations that regulate our businesses as a result of the current economic and financial environment; changes in general economic, business and political conditions, including changes in the financial markets; the impact of any potential defects, development delays, installation difficulties or system failures on our business and reputation; risks associated with protecting information security and privacy; and other risks and uncertainties detailed in the "Statement Regarding Forward-Looking Information," "Risk Factors" and other sections of the Company's Form 10-K, the Company's subsequent reports on Form 10-Q and other filings with the Securities and Exchange Commission. 2

Use of Non-GAAP Measures Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions, and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, LPS reports several non-GAAP measures, including "adjusted net earnings" (GAAP net earnings adjusted for the impact of certain non- recurring adjustments, if applicable, plus the after-tax purchase price amortization of intangible assets added through acquisitions), "adjusted net earnings per diluted share" (adjusted net earnings divided by diluted weighted average shares), and "adjusted free cash flow" (net cash provided by operating activities less additions to property, equipment and computer software, as well as non-recurring adjustments, if applicable). LPS provides these measures because it believes that they are helpful to investors in comparing year-over-year performance in light of certain non-recurring charges, and to better understand our financial performance, competitive position and future prospects. Non-GAAP measures should be considered in conjunction with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. A reconciliation of these non-GAAP measures to related GAAP measures is included in the 3Q10 earnings release. 3

Third Quarter 2010 Highlights Consolidated revenues up 1.1% year-over-yearStrong EBIT margin of 23.0% in 3Q10 (vs. 23.2% in 3Q09)Adjusted net earnings growth of 2.5% year-over-yearAdjusted earnings per diluted share of 89 cents, increase 7.2% year-over-yearFree cash flow of $58 million in 3Q10Repurchased 2.3 million shares in 3Q10 (4.9 million shares year-to-date)Full year 2010 guidance: revenue growth 3-4%; adjusted EPS $3.48-$3.50 per diluted share 4

5 Core Market Revenue Opportunity of $15B in 2010 LPS Core Market Revenue Opportunity Source: company and industry estimates Total origination marketLPS addressable market: 2009: centralized refi + select services in overall market; 2010-2012 total origination market 2009 2010 2011 ($ in billions) $10.0(1) 2009 2010 2011 2009 2010 2011 (1)

# Default Services Market
# Key Statistics

- Seriously delinquent loans [90+ days past due]: 2.3 million loans (historical levels approximately 500,000 loans)
- Loans currently in foreclosure process: 2.1 million loans (historical levels approximately 700,000 loans)
- Average age of seriously delinquent loans: 316 days vs.192 days in January 2008
- Limited impact on delinquent and foreclosure inventories from current government and proprietary loan modification programs
- Continued high redefault rates on all loan modification activity
- High unemployment and substantial levels of negative home equity expected to be key drivers of foreclosures well into the future

LPS LISTED NYSE

6

Segment Revenue 7 (in millions) 9/30/10 9/30/09 % Growth vs PY Technology, Data and Analytics: Mortgage Processing 102.4 $ 103.0 $ -0.6% Other TD&A 94.6 83.3 13.5% Total 196.9 186.3 5.7% Loan Transaction Services: Loan Faciliation Services 165.5 136.7 21.1% Default Services 265.6 303.8 -12.6% Total 431.1 440.5 -2.1% Corporate and Other (1.9) (7.3) nm Total Revenue 626.0 $ 619.4 $ 1.1% Note: columns may not total due to rounding. Quarter ended

Segment EBIT 8 % Growth 9/30/10 9/30/09 (in millions) 9/30/10 9/30/09 vs PY Margin % Margin % Technology, Data and Analytics 67.4 $ 62.4 $ 8.0% 34.2% 33.5% Loan Transaction Services 96.7 101.6 -4.8% 22.4% 23.1% Corporate and Other (19.8) (20.3) nm nm nm Total EBIT 144.3 $ 143.6 $ 0.4% 23.0% 23.2% Note: columns may not total due to rounding. Quarter ended

Consolidated Earnings 9 (in millions, except per share data) 9/30/10 9/30/09 % Growth vs PY Net Earnings $78.7 $75.5 4.2% Purchase Price Amortization, net of tax 3.5 4.7 Adjusted Net Earnings $82.2 $80.2 2.5% Diluted Shares Outstanding 92.7 96.4 -3.9% Adjusted Net Earnings per Diluted Share $0.89 $0.83 7.2% Note: columns may not total due to rounding. Quarter ended

Free Cash Flow 10 (in millions) Q1-10 Q2-10 Q3-10 YTD-10 Net Earnings $72.5 $80.4 $78.7 $231.6 Adjustments to reconcile net earnings to net cash provided by operating activities: Non-cash adjustments: Depreciation and amortization 23.7 23.6 24.5 71.8 Other non-cash items 14.4 11.0 17.0 42.4 Working capital adjustments: Net change in accounts receivable 5.8 11.8 (34.7) (17.2) Net change in other working capital items (7.3) (29.1) (0.5) (36.9) Net cash provided by operating activities 109.0 97.6 85.0 291.7 Capital expenditures (28.0) (29.1) (26.9) (84.1) Net Free Cash Flow $81.0 $68.5 $58.1 $207.6 Note: columns may not total due to rounding.

2010 Guidance 2010 Guidance 11 (In millions, except per share data) (1) Included approximately $25m of purchase accounting amortization